Exhibit 1.1

EXECUTION VERSION

Burlington Northern Santa Fe, LLC

UNDERWRITING AGREEMENT

February 28, 2012

J.P. Morgan Securities LLC

Morgan Stanley & Co. LLC

Wells Fargo Securities, LLC

As Representatives of the several

Underwriters named in Schedule I hereto

Ladies and Gentlemen:

Burlington Northern Santa Fe, LLC, a Delaware limited liability company (the “Company”), proposes, subject to the terms and conditions stated herein (the “Underwriting Agreement”), between the Company on the one hand and you, as Representatives of the several underwriters named in Schedule I hereto (the “Underwriters”), on the other hand, to issue and sell to the Underwriters the Securities specified in Schedule II hereto (the “Securities”). All provisions contained in the document entitled Burlington Northern Santa Fe, LLC Underwriting Agreement Standard Provisions (Debt Securities), a copy of which is attached hereto (the “Standard Provisions”), are hereby incorporated by reference in their entirety and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein. Unless otherwise defined herein, terms defined in the Standard Provisions are used herein as therein defined.

The Issuer Free Writing Prospectuses referred to in Section 6(a) of the Standard Provisions are set forth on Schedule III hereto, and any additional documents incorporated by reference referred to in Section 2(d) of the Standard Provisions are set forth on Schedule III hereto. The form of final term sheet referred to in Section 5(a) of the Standard Provisions is attached hereto as Schedule IV. Each reference to the Representatives herein and in the Standard Provisions shall be deemed to refer to you. The Representatives are to act on behalf of each of the Underwriters of the Securities.

Subject to the terms and conditions set forth herein and in the Standard Provisions, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the “Time of Delivery” (as specified in Schedule II hereto) and at the purchase price to the Underwriters set forth in Schedule II hereto, the principal amount of Securities set forth opposite the name of such Underwriter in Schedule I hereto.

For the purposes of this Agreement, the following information is the only information furnished to the Company by any Underwriter for use in the Basic Prospectus, any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus:

a.	The second paragraph of text under the caption “Underwriting” in the Prospectus Supplement, concerning the terms of the offering by the Underwriters;

b.	The second sentence of the third paragraph of text under the caption “Underwriting” in the Prospectus Supplement, concerning market making by the Underwriters; and

c.	The fourth, fifth and sixth paragraphs of text under the caption “Underwriting” in the Prospectus Supplement, concerning stabilization and short positions created by the Underwriters.

[Remainder of page intentionally left blank]

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If the foregoing is in accordance with your understanding, please sign and return to us seven counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement between each of the Underwriters and the Company. It is understood that your acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company for examination upon request, but without warranty on your part as to the authority of the signers thereof.

Very truly yours, BURLINGTON NORTHERN SANTA FE, LLC

By:	/s/ Thomas N. Hund
Name:	Thomas N. Hund
Title:	Executive Vice President and Chief Financial Officer

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Accepted as of the date hereof: J.P. MORGAN SECURITIES LLC

By:	/s/ Maria Sramek
Name:	Maria Sramek
Title:	Executive Director

MORGAN STANLEY & CO. LLC

By:	/s/ Yurij Slyz
Name:	Yurij Slyz
Title:	Executive Director

WELLS FARGO SECURITIES, LLC

By:	/s/ Carolyn Hurley
Name:	Carolyn Hurley
Title:	Director

On behalf of itself and each of the other Underwriters

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Schedule I

Underwriters	Principal Amount of 2022 Debentures to be Purchased	Principal Amount of 2042 Debentures to be Purchased
J.P. Morgan Securities LLC	$187,500,000	$187,500,000
Morgan Stanley & Co. LLC	187,500,000	187,500,000
Wells Fargo Securities, LLC	187,500,000	187,500,000
BMO Capital Markets Corp.	31,250,000	31,250,000
US Bancorp Investments, Inc.	31,250,000	31,250,000

Total	$625,000,000	$625,000,000

Schedule I

Schedule II-1

3.05% Debentures due 2022

Title of Securities:

3.05% Debentures due 2022 (the “2022 Debentures”)

Aggregate Principal Amount:

$625,000,000

Price to Public:

99.750% of the principal amount, plus accrued interest, if any, from March 2, 2012

Purchase Price by Underwriters:

99.300% of the principal amount, plus accrued interest, if any, from March 2, 2012

Specified Funds for Payment of Purchase Price:

By wire transfer to a bank account specified by the Company in immediately available funds

Indenture:

Indenture, dated as of December 1, 1995, between the Company (as successor in interest to Burlington Northern Santa Fe Corporation) and The Bank of New York Mellon Trust Company, N.A. (formerly known as The Bank of New York Trust Company, N.A.), as successor in interest to The First National Bank of Chicago, as Trustee (the “Trustee”), as supplemented by the Fifth Supplemental Indenture, dated as of February 11, 2010, among Burlington Northern Santa Fe Corporation, R Acquisition Company, LLC and the Trustee, and the Tenth Supplemental Indenture, to be dated as of March 2, 2012, between the Company and the Trustee

Maturity: March 15, 2022

Interest Rate: 3.05% per annum

Interest Payment Dates:

March 15 and September 15, commencing on September 15, 2012

Redemption Provisions:

At any time prior to December 15, 2021, the 2022 Debentures will be redeemable as a whole or in part, at the option of the Company, at a redemption price equal to the greater of (i) 100% of the principal amount of the 2022 Debentures to be redeemed and (ii) the

Schedule II-1-1

sum of the present values of the remaining scheduled payments of principal and interest on the 2022 Debentures to be redeemed (not including any portion of such interest accrued as of the redemption date) discounted to the redemption date semiannually (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 20 basis points, plus in either case any accrued and unpaid interest on the 2022 Debentures to be redeemed to the date of redemption. The Independent Investment Banker will calculate the redemption price.

At any time on or after December 15, 2021, the 2022 Debentures will be redeemable as a whole or in part, at the option of the Company, at a redemption price equal to 100% of the principal amount of the 2022 Debentures to be redeemed plus accrued and unpaid interest on the 2022 Debentures to be redeemed to the date of redemption.

“Reference Treasury Dealer” means each of J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC and a Primary Treasury Dealer (as defined below) selected by Wells Fargo Securities, LLC their respective successors and one other nationally recognized investment banking firm that is a primary U.S. Government securities dealer in New York City (a “Primary Treasury Dealer”) specified from time to time by the Company; provided, however, that if any of the foregoing shall cease to be a Primary Treasury Dealer, the Company shall replace that former dealer with another Primary Treasury Dealer.

Change of Control Provisions:

If a Change of Control Repurchase Event occurs, unless the Company has exercised its right to redeem the 2022 Debentures as described above, the Company will be required to make an offer to each holder of 2022 Debentures to repurchase all or any part (in integral multiples of $1,000) of that holder’s 2022 Debentures at a repurchase price in cash equal to 101% of the aggregate principal amount of 2022 Debentures repurchased plus any accrued and unpaid interest on the 2022 Debentures repurchased to, but not including, the date of repurchase. Within 30 days following a Change of Control Repurchase Event or, at the Company’s option, prior to a Change of Control, but after the public announcement of the Change of Control, the Company will mail a notice to each holder of 2022 Debentures, with a copy to the Trustee, describing the transaction or transactions that constitute or may constitute the Change of Control Repurchase Event and offering to repurchase 2022 Debentures on the payment date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed. The notice shall, if mailed prior to the date of consummation of the Change of Control, state that the offer to purchase is conditioned on a Change of Control Repurchase Event occurring on or prior to the payment date specified in the notice. The Company will comply with the requirements of Rule 14e-1 under the Exchange Act, and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the 2022 Debentures as a result of a Change of Control Repurchase Event. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control Repurchase Event provisions of

Schedule II-1-2

the 2022 Debentures, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control Repurchase Event provisions of the 2022 Debentures by virtue of such conflict.

Sinking Fund Provisions:

No sinking fund provisions

Defeasance Provisions:

Legal defeasance and covenant defeasance permitted upon compliance with conditions set forth in the Indenture

Additional Terms:

Except as otherwise provided in this Schedule II-1, such other terms specified in the Pricing Prospectus. Capitalized terms used herein and not defined herein have the meanings specified in the Pricing Prospectus.

Time of Sale:

4:00 P.M., Eastern Standard Time, on February 28, 2012

Time of Delivery:

9:30 A.M., Eastern Standard Time, on March 2, 2012

Closing Location:

Cravath, Swaine & Moore LLP, 825 Eighth Avenue, New York, NY 10019-7475

Names and Addresses of Representatives:

Designated Representatives:

J.P. Morgan Securities LLC

Morgan Stanley & Co. LLC

Wells Fargo Securities, LLC

Address for Notices, etc.:

c/o J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Attention: High Grade Syndicate Desk - 3rd floor

Facsimile: (212) 834-6081

Schedule II-1-3

c/o Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

Attention: Investment Banking Division

Facsimile: (212) 507-8999

c/o Wells Fargo Securities, LLC

301 South College Street

Charlotte, North Carolina 28202

Attention: Transaction Management

Facsimile: (704) 383-9165

Schedule II-1-4

Schedule II-2

4.40% Debentures due 2042

Title of Securities:

4.40% Debentures due 2042 (the “2042 Debentures”)

Aggregate Principal Amount:

$625,000,000

Price to Public:

99.585% of the principal amount, plus accrued interest, if any, from March 2, 2012

Purchase Price by Underwriters:

98.710% of the principal amount, plus accrued interest, if any, from March 2, 2012

Specified Funds for Payment of Purchase Price:

By wire transfer to a bank account specified by the Company in immediately available funds

Indenture:

Indenture, dated as of December 1, 1995, between the Company (as successor in interest to Burlington Northern Santa Fe Corporation) and The Bank of New York Mellon Trust Company, N.A. (formerly known as The Bank of New York Trust Company, N.A.), as successor in interest to The First National Bank of Chicago, as Trustee (the “Trustee”), as supplemented by the Fifth Supplemental Indenture, dated as of February 11, 2010, among Burlington Northern Santa Fe Corporation, R Acquisition Company, LLC and the Trustee, and the Tenth Supplemental Indenture, to be dated as of March 2, 2012, between the Company and the Trustee

Maturity: March 15, 2042

Interest Rate: 4.40% per annum

Interest Payment Dates:

March 15 and September 15, commencing on September 15, 2012

Redemption Provisions:

At any time prior to September 15, 2041, the 2042 Debentures will be redeemable as a whole or in part, at the option of the Company, at a redemption price equal to the greater of (i) 100% of the principal amount of the 2042 Debentures to be redeemed and (ii) the

Schedule II-2-1

sum of the present values of the remaining scheduled payments of principal and interest on the 2042 Debentures to be redeemed (not including any portion of such interest accrued as of the redemption date) discounted to the redemption date semiannually (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 20 basis points, plus in either case any accrued and unpaid interest on the 2042 Debentures to be redeemed to the date of redemption. The Independent Investment Banker will calculate the redemption price.

At any time on or after September 15, 2041, the 2042 Debentures will be redeemable as a whole or in part, at the option of the Company, at a redemption price equal to 100% of the principal amount of the 2042 Debentures to be redeemed plus accrued and unpaid interest on the 2042 Debentures to be redeemed to the date of redemption.

“Reference Treasury Dealer” means each of J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC and a Primary Treasury Dealer (as defined below) selected by Wells Fargo Securities, LLC and their respective successors and one other nationally recognized investment banking firm that is a primary U.S. Government securities dealer in New York City (a “Primary Treasury Dealer”) specified from time to time by the Company; provided, however, that if any of the foregoing shall cease to be a Primary Treasury Dealer, the Company shall replace that former dealer with another Primary Treasury Dealer.

Change of Control Provisions:

If a Change of Control Repurchase Event occurs, unless the Company has exercised its right to redeem the 2042 Debentures as described above, the Company will be required to make an offer to each holder of 2042 Debentures to repurchase all or any part (in integral multiples of $1,000) of that holder’s 2042 Debentures at a repurchase price in cash equal to 101% of the aggregate principal amount of 2042 Debentures repurchased plus any accrued and unpaid interest on the 2042 Debentures repurchased to, but not including, the date of repurchase. Within 30 days following a Change of Control Repurchase Event or, at the Company’s option, prior to a Change of Control, but after the public announcement of the Change of Control, the Company will mail a notice to each holder of 2042 Debentures, with a copy to the Trustee, describing the transaction or transactions that constitute or may constitute the Change of Control Repurchase Event and offering to repurchase 2042 Debentures on the payment date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed. The notice shall, if mailed prior to the date of consummation of the Change of Control, state that the offer to purchase is conditioned on a Change of Control Repurchase Event occurring on or prior to the payment date specified in the notice. The Company will comply with the requirements of Rule 14e-1 under the Exchange Act, and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the 2042 Debentures as a result of a Change of Control Repurchase Event. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control Repurchase Event provisions of

Schedule II-2-2

the 2042 Debentures, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control Repurchase Event provisions of the 2042 Debentures by virtue of such conflict.

Sinking Fund Provisions:

No sinking fund provisions

Defeasance Provisions:

Legal defeasance and covenant defeasance permitted upon compliance with conditions set forth in the Indenture

Additional Terms:

Except as otherwise provided in this Schedule II-2, such other terms specified in the Pricing Prospectus. Capitalized terms used herein and not defined herein have the meanings specified in the Pricing Prospectus.

Time of Sale:

4:00 P.M., Eastern Standard Time, on February 28, 2012

Time of Delivery:

9:30 A.M., Eastern Standard Time, on March 2, 2012

Closing Location:

Cravath, Swaine & Moore LLP, 825 Eighth Avenue, New York, NY 10019-7475

Names and Addresses of Representatives:

Designated Representatives:

J.P. Morgan Securities LLC

Morgan Stanley & Co. LLC

Wells Fargo Securities, LLC

Address for Notices, etc.:

c/o J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Attention: High Grade Syndicate Desk - 3rd floor

Facsimile: (212) 834-6081

Schedule II-2-3

c/o Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

Attention: Investment Banking Division

Facsimile: (212) 507-8999

c/o Wells Fargo Securities, LLC

301 South College Street

Charlotte, North Carolina 28202

Attention: Transaction Management

Facsimile: (704) 383-9165

Schedule II-2-4

Schedule III

Materials in Addition to the Pricing Prospectus comprising the Disclosure Package:

Term Sheet, dated February 28, 2012

Other Free Writing Prospectuses:

None

Documents Incorporated by Reference:

None

Schedule III

Schedule IV

Burlington Northern Santa Fe, LLC

$625,000,000 3.05% Debentures due 2022

$625,000,000 4.40% Debentures due 2042

Final Term Sheet

Issuer:	Burlington Northern Santa Fe, LLC

Note Type:	Senior Unsecured Debentures

Offering Format:	SEC Registered

Trade Date:	February 28, 2012

Settlement Date:	March 2, 2012 (T+3)

Maturity Date:	2022 Debentures - March 15, 2022
2042 Debentures - March 15, 2042

Final Terms
Principal Amount:	$1,250,000,000 (including $625,000,000 aggregate principal amount of the 3.05% Debentures due 2022 (“2022 Debentures”) and $625,000,000 aggregate principal amount of the 4.40% Debentures due 2042 (“2042 Debentures”))

Benchmark:	2022 Debentures - UST 2.000% due February 15, 2022
2042 Debentures - UST 3.125% due November 15, 2041

Benchmark Yield:	2022 Debentures - 1.929%
2042 Debentures - 3.050%

Re-offer Spread:	2022 Debentures - T + 115 bps
2042 Debentures - T + 137.5 bps

Re-offer Yield:	2022 Debentures - 3.079%
2042 Debentures - 4.425%

Coupon:	2022 Debentures - 3.05%
2042 Debentures - 4.40%

Price to Public:	2022 Debentures - 99.750%
2042 Debentures - 99.585%

Coupon Dates:	2022 Debentures - March 15 and September 15
2042 Debentures - March 15 and September 15

Schedule IV-1

First Coupon Date:	2022 Debentures - September 15, 2012
2042 Debentures - September 15, 2012

Make Whole Call:	2022 Debentures - T + 20 bps (at any time before December 15, 2021)
2042 Debentures - T + 20 bps (at any time before September 15, 2041)

Par Call:	2022 Debentures - At any time on or after December 15, 2021
2042 Debentures - At any time on or after September 15, 2041

Day Count Convention:	30/360

Denomination:	$2,000 x $1,000

CUSIP / ISIN:	2022 Debentures - 12189L AH4 / US12189LAH42
2042 Debentures - 12189L AJ0 / US12189LAJ08

Bookrunners:	J.P. Morgan Securities LLC
Morgan Stanley & Co. LLC
Wells Fargo Securities, LLC

Co-Managers:	BMO Capital Markets Corp.
U.S. Bancorp Investments, Inc.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling J.P. Morgan Securities LLC collect at 1 (212) 834-4533, or calling Morgan Stanley & Co. LLC at (866) 718-1649 or calling or emailing Wells Fargo Securities, LLC toll free at 1 (800) 326-5897 or cmclientsupport@wellsfargo.com.

Schedule IV-2

Burlington Northern Santa Fe, LLC

Underwriting Agreement

Standard Provisions

(Debt Securities)

From time to time Burlington Northern Santa Fe, LLC, a Delaware limited liability company (the “Company”), may enter into one or more underwriting agreements that provide for the sale of debt securities (the “Securities”) to the several underwriters named therein. The standard provisions set forth herein may be incorporated by reference in any such underwriting agreement (an “Underwriting Agreement”). The Underwriting Agreement, including the provisions incorporated therein by reference, is herein referred to as “this Agreement.” Terms defined in the Underwriting Agreement are used herein as therein defined.

The terms and rights of any particular issuance of Securities shall be as specified in this Agreement and in or pursuant to the indenture (the “Indenture”) identified in this Agreement.

1. Particular sales of Securities may be made from time to time to the Underwriters of such Securities, for whom the firms as representatives of the Underwriters of such Securities in the Underwriting Agreement relating thereto will act as representatives (the “Representatives”). The term “Representatives” also refers to a single firm acting as sole representative of the Underwriters and to Underwriters who act without any firm being designated as their representative. The obligations of the Underwriters under this Agreement shall be several and not joint.

2. The Company represents and warrants to, and agrees with, each of the Underwriters that:

(a) An “automatic shelf registration statement” as defined under Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”), on Form S-3 (File No. 333-166755) in respect of the Securities has been filed with the Securities and Exchange Commission (the “Commission”) not earlier than three years prior to the date hereof; such registration statement, and any post-effective amendment thereto, became effective on filing; and no stop order suspending the effectiveness of such registration statement or any part thereof has been issued and no proceeding for that purpose has been initiated or threatened by the Commission, and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act has been received by the Company (the base prospectus filed as part of such registration statement, in the form in which it has most recently been filed with the Commission on or prior to the date of this Agreement, is hereinafter called the “Basic Prospectus”; any preliminary prospectus, including any preliminary prospectus supplement, relating to the Securities filed with the Commission pursuant to Rule 424(b) under the Securities Act is hereinafter called a “Preliminary Prospectus”; the various parts of such registration statement, including all exhibits thereto but excluding Form T-1 and including any prospectus supplement relating to the Securities that is filed with the Commission and deemed by virtue of Rule 430B to be part of such registration statement, each as amended at the time such part of the registration statement became effective, are hereinafter

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collectively called the “Registration Statement”; the Basic Prospectus, as amended and supplemented immediately prior to the Time of Sale (as defined in Section 2(c) hereof), is hereinafter called the “Pricing Prospectus”; the form of the final prospectus relating to the Securities filed with the Commission pursuant to Rule 424(b) under the Securities Act in accordance with Section 5(a) hereof is hereinafter called the “Prospectus”; any reference herein to the Basic Prospectus, the Pricing Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, as of the date of such prospectus; any reference to any amendment or supplement to the Basic Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any post-effective amendment to the Registration Statement, any prospectus supplement relating to the Securities filed with the Commission pursuant to Rule 424(b) under the Securities Act and any documents filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and incorporated therein, in each case after the date of the Basic Prospectus, such Preliminary Prospectus, or the Prospectus, as the case may be; any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement; and any “issuer free writing prospectus” as defined in Rule 433 under the Securities Act relating to the Securities and identified as such on Schedule III to the Underwriting Agreement is hereinafter called an “Issuer Free Writing Prospectus”);

(b) The Company was a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act (A) at the time of filing the Registration Statement, (B) at the time of the most recent amendment thereto for the purpose of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus filed pursuant to the Securities Act), and (C) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the Securities Act) made any offer relating to the Securities in reliance on the exemption of Rule 163 under the Securities Act; and the Company was not an “ineligible issuer” as defined in Rule 405 under the Securities Act at the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Securities;

(c) For the purposes of this Agreement, the “Time of Sale” will be the date and time of day specified in Schedule II to the Underwriting Agreement; the Pricing Prospectus as supplemented by those Issuer Free Writing Prospectuses and other documents so specified in Schedule III to the Underwriting Agreement and by the final term sheet in the form attached to the Underwriting Agreement as Schedule IV, prepared and filed pursuant to Section 5(a) hereof, taken together (collectively, the “Disclosure Package”) as of the Time of Sale, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in the Disclosure Package in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein; and each Issuer Free Writing Prospectus does not conflict with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus;

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(d) The documents incorporated by reference in the Pricing Prospectus and the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and any further documents so filed and incorporated by reference in the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and no such documents were filed with the Commission since the Commission’s close of business on the business day immediately prior to the date of this Agreement and prior to the execution of this Agreement, except as set forth on Schedule III to the Underwriting Agreement and except for such other documents as were delivered to you prior to the Time of Sale;

(e) The Prospectus and any amendment or supplement thereto, as of the date thereof, do not and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in the Prospectus or any amendment or supplement thereto in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein;

(f) No order preventing or suspending the use of the Registration Statement has been issued by the Commission;

(g) The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement will conform, in all material respects to the requirements of the Securities Act and the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to each part of the Registration Statement and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter of Securities through the Representatives expressly for use therein;

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(h) Since the respective dates as of which information is given in the Pricing Prospectus, there has not been any change in the capitalization or any material change in long- term debt of the Company and its subsidiaries or any material adverse change, or any development that the Company has a reasonable cause to believe involves a prospective material adverse change, in the business, financial position, member’s equity or results of operations of the Company and its subsidiaries taken as a whole, otherwise than as set forth or contemplated in the Pricing Prospectus;

(i) The Company has been duly formed and is validly existing as a limited liability company in good standing under the laws of the State of Delaware, with power and authority (limited liability company and other) to own its properties and conduct its business as described in the Pricing Prospectus, and has been duly qualified as a foreign limited liability company for the transaction of business and is in good standing in each jurisdiction in which the conduct of its business or the ownership or leasing of its property requires such qualification, except where failure to qualify would not in the aggregate have a material adverse effect upon the Company and its subsidiaries taken as a whole; and BNSF Railway Company (hereinafter referred to as the “Significant Subsidiary”) has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation;

(j) The Company has an authorized capitalization as set forth in the Pricing Prospectus, and all of the membership interests in the Company have been duly and validly issued, are fully paid and non-assessable; and all of the issued shares of capital stock of the Significant Subsidiary have been duly and validly authorized and issued, are fully paid and non-assessable and except as set forth in the Pricing Prospectus are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims;

(k) The Securities have been duly authorized and, when the Securities are issued and delivered pursuant to this Agreement, will have been duly executed, authenticated, issued and delivered and will constitute valid and legally binding obligations of the Company entitled to the benefits provided by the Indenture, which will be substantially in the form filed as an exhibit to the Registration Statement; assuming the due authorization and execution by the Trustee, the Indenture has been duly authorized and duly qualified under the Trust Indenture Act and, at the Time of Delivery for such Securities (as defined in Section 4 hereof), the Indenture will constitute a valid and legally binding instrument, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles; and the Indenture conforms, and the Securities will conform, to the descriptions thereof contained in the Pricing Prospectus and the Prospectus;

(l) The issue and sale of the Securities and the compliance by the Company with all of the provisions of the Securities, the execution and delivery of the Indenture and this Agreement and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject except for such conflicts, breaches, violations or defaults that will not individually or in the aggregate have a material adverse effect on the business, financial position, member’s equity or results of operations of the Company and its subsidiaries taken as a

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whole, nor will such action result in any violation of the provisions of the Certificate of Formation or Amended and Restated Limited Liability Company Operating Agreement of the Company or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties except for such violations (other than with respect to the Company’s Certificate of Formation or Amended and Restated Limited Liability Company Operating Agreement) that will not individually or in the aggregate have a material adverse effect on the business, financial position, member’s equity or results of operations of the Company and its subsidiaries taken as a whole; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Securities or the consummation by the Company of the transactions contemplated by this Agreement or the Indenture, except such as have been, or will have been prior to the Time of Sale, obtained under the Securities Act and the Trust Indenture Act and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Securities by the Underwriters;

(m) Other than as set forth in the Pricing Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which, in either case, the Company has reasonable cause to believe will individually or in the aggregate have a material adverse effect on the financial position, member’s equity or results of operations of the Company and its subsidiaries taken as a whole; and, to the best of the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

(n) Deloitte & Touche LLP is and, for the audit engagement periods in respect of which PricewaterhouseCoopers LLP was engaged as an auditor, PricewaterhouseCoopers LLP was, an independent registered public accounting firm as required by the Securities Act and the rules and regulations of the Commission thereunder;

(o) The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) that complies with the requirements of the Exchange Act and has been designed by the Company’s principal executive officer and principal financial officer, or persons under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. The Company’s internal control over financial reporting is effective and the Company is not aware of any material weaknesses in its internal control over financial reporting;

(p) The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures are effective; and

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(q) The Company is not, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof, will not be an “investment company”, or an entity “controlled” by an investment company as such terms are defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).

3. Upon the execution of this Agreement and authorization by the Representatives of the release of the Securities, the several Underwriters propose to offer the Securities for sale upon the terms and conditions set forth in the Prospectus.

4. Securities to be purchased by each Underwriter pursuant to this Agreement will be represented by one or more definitive global Securities in book-entry form which will be deposited by or on behalf of the Company with the Depository Trust Company (“DTC”) or its designated custodian. The Company will deliver the Securities to the Representatives for the account of such Underwriter, against payment by such Underwriter or on its behalf of the purchase price therefor by wire transfer of such funds as may be specified in Schedule II to the Underwriting Agreement, all at the place and time and date specified in this Agreement or at such other place and time and date as the Representatives and the Company may agree upon in writing, such time and date being herein called the “Time of Delivery”.

5. The Company agrees with each of the Underwriters:

(a) To prepare the Prospectus in a form approved by the Representatives, which approval shall not be unreasonably withheld or delayed, and to file such Prospectus pursuant to Rule 424(b) under the Securities Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement or, if applicable, such earlier time as may be required by Rule 424(b); to make no further amendment or any supplement to the Registration Statement or Prospectus after the date of this Agreement and prior to the Time of Delivery without giving you advance notice thereof and an opportunity to comment thereon; to advise the Representatives promptly of any such amendment or supplement after such Time of Delivery and furnish the Representatives with copies thereof; if requested by the Underwriters; to prepare a final term sheet, containing a description of the Securities, in a form approved by you and to file such term sheet pursuant to Rule 433(d) under the Securities Act within the time required by such Rule; to file promptly all material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Securities Act; to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act for so long as the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) is required in connection with the offering or sale of the Securities, and during such same period to advise the Representatives, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed with the Commission, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of the Registration Statement or any Preliminary Prospectus or other prospectus in respect of the Securities, of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act, of the suspension of the qualification of such Securities for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such

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purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or Prospectus or for additional information; and, in the event of the issuance of any such stop order or of any such order preventing or suspending the use of any prospectus relating to the Securities or suspending any such qualification, to use promptly its best efforts to obtain its withdrawal, and in the event of any such issuance of a notice of objection, promptly to take such steps including, without limitation, amending the Registration Statement or filing a new registration statement at the Company’s expense, as may be necessary to permit offers and sales of the Securities by the Underwriters (references herein to the Registration Statement shall include any such amendment or new registration statement);

(b) If required by Rule 430B(h) under the Securities Act, to prepare a form of prospectus in a form approved by you and to file such form of prospectus pursuant to Rule 424(b) under the Securities Act not later than may be required by Rule 424(b) under the Securities Act; and to make no further amendment or supplement to such form of prospectus which shall be disapproved by you promptly after reasonable notice thereof;

(c) Promptly from time to time take such action as the Representatives may reasonably request to qualify the Securities for offering and sale under the securities laws of such jurisdictions in the United States as the Representatives may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Securities, provided that in connection therewith the Company shall not be required to qualify as a foreign limited liability company or to file a general consent to service of process in any jurisdiction;

(d) To furnish the Underwriters with copies of the Prospectus in New York City in such quantities as you may from time to time reasonably request, and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Securities and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Securities Act, the Exchange Act or the Trust Indenture Act, to notify the Representatives and upon their request to file such document and to prepare and furnish without charge to each Underwriter and to any dealer in securities as many written and electronic copies as the Representatives may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance; and in case any Underwriter is required to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) in connection with sales of any of the Securities at any time nine months or more after the time of issue of the Prospectus, upon your request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many copies as you may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Securities Act;

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(e) To make generally available to its securityholders as soon as practicable, but in any event not later than eighteen months after the effective date of the Registration Statement (as defined in Rule 158(c)), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder (including at the option of the Company Rule 158);

(f) To pay the required Commission filing fees relating to the Securities within the time required by Rule 456(b)(1) under the Securities Act without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) under the Securities Act;

(g) During the period beginning from the date of this Agreement and continuing to and including the Time of Delivery, not to offer, sell, contract to sell or otherwise dispose of any debt securities of the Company which mature more than one year after such Time of Delivery and which are substantially similar to the Securities, without the prior written consent of the Representatives; and

(h) That in accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the underwriters to properly identify their respective clients.

6. (a) The Company represents and agrees that, other than any final term sheet prepared and filed pursuant to Section 5(a) hereof, without the prior consent of the Representatives, the Company has not made and will not make any offer relating to the Securities that would constitute a “free writing prospectus” as defined in Rule 405 under the Securities Act, and any such free writing prospectus the use of which has been so consented to is listed on Schedule III to the Underwriting Agreement.

(b) The Company has complied and will comply with the requirements of Rule 433 under the Securities Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending; and

(c) The Company agrees that if at any time following issuance of an Issuer Free Writing Prospectus and prior to the Time of Delivery any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the Pricing Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to the Representatives and, if requested by the Representatives, will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus or other document which will correct such conflict, statement or omission; provided, however, that this Agreement shall not apply to any statements or omissions in an Issuer Free Writing Prospectus made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein.

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7. (a) Each Underwriter represents and agrees that, other than one or more term sheets relating to the Securities containing customary information that do not require the filing of any material pursuant to Rule 433(d) except for the final term sheet prepared and filed pursuant to Section 5(a) hereof, it has not made and will not make any offer relating to the Securities that would constitute a free writing prospectus (any such free writing prospectus referred to as an “Underwriter Free Writing Prospectus”); and

(b) Each of the Underwriters has complied and will comply with the requirements of Rule 433 under the Securities Act applicable to any Underwriter Free Writing Prospectus prepared or used by it, including timely filing with the Commission or retention where required and legending.

8. The Company covenants and agrees with the several Underwriters that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel and its independent registered public accounting firm in connection with the registration of the Securities under the Securities Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement, any Preliminary Prospectus and the Prospectus and amendments and supplements thereto, and any Issuer Free Writing Prospectus, and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or reproducing this Agreement, any Indenture, and the Blue Sky Memorandum and any other documents in connection with the offering, purchase, sale and delivery of the Securities; (iii) all expenses in connection with the qualification of the Securities for offering and sale under state securities laws as provided in Section 5(c) hereof, including the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky survey; (iv) any fees charged by securities rating services for rating the Securities; (v) the cost of preparing the Securities; (vi) the fees and expenses of any Trustee and any agent of any Trustee and the fees and disbursements of counsel for any Trustee in connection with any Indenture and the Securities (to the extent the Trustee does not pay such fees); (vii) the filing fees incident to, and the fees and disbursements of counsel for the Underwriters in connection with, any required review by the Financial Industry Regulatory Authority, Inc. of the terms of the sale of the Securities; and (viii) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section. It is understood, however, that, except as provided in this Section, Section 10 and Section 14 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, transfer taxes on resale of any of the Securities by them, and any advertising expenses connected with any offers they may make.

9. The obligations of the Underwriters of any Securities under this Agreement shall be subject, in the discretion of the Representatives, to the condition that all representations and warranties and other statements of the Company in or incorporated by reference in this Agreement are, at and as of the Time of Delivery, true and correct in all material respects, the condition that the Company shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:

(a) The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the rules and regulations under the Securities Act and in accordance with Section 5(a) hereof; the final term

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sheet contemplated by Section 5(a) hereof, and any other material required to be filed by the Company pursuant to Rule 433(d) under the Act, shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission, and no notice of objection of the Commission to use the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act shall have been received; and all requests for additional information on the part of the Commission shall have been complied with to the Representatives’ reasonable satisfaction;

(b) Baker Botts L.L.P., counsel for the Underwriters, using reasonable efforts, shall have furnished to the Representatives such opinion or opinions, dated the Time of Delivery, with respect to the formation of the Company, the validity of the Securities, the Registration Statement, the Prospectus and other related matters as the Representatives may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

(c) Cravath, Swaine & Moore LLP, counsel for the Company, using reasonable efforts, shall have furnished to the Representatives such opinions, dated the Time of Delivery, substantially in the form attached hereto as Annex I;

(d) Judy K. Carter, Associate General Counsel and Chief Compliance Officer of the Company, shall have furnished to the Representatives her written opinion, dated the Time of Delivery, substantially in the form attached hereto as Annex II;

(e) On the date of this Agreement, at the Time of Sale, and at the Time of Delivery, each of PricewaterhouseCoopers LLP and Deloitte & Touche LLP shall have furnished to the Representatives a letter, dated the date of this Agreement and a letter dated such Time of Delivery, respectively, to the effect set forth in Annex III hereto, and with respect to such letter dated such Time of Delivery, as to such other matters as the Representatives may reasonably request and in form and substance satisfactory to the Representatives;

(f) (i) Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included or incorporated by reference in the Pricing Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus, and (ii) since the respective dates as of which information is given in the Pricing Prospectus, there shall not have been any change in the capitalization or long-term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in the business, financial position, member’s equity or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Pricing Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in the reasonable judgment of the Representatives so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities on the terms and in the manner contemplated in the Prospectus;

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(g) On or after the Time of Sale, (i) no downgrading shall have occurred in the rating accorded the Company’s debt securities by Moody’s Investors Service, or the Standard & Poor’s Division of the McGraw Hill Companies Inc. and (ii) neither organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities; and

(h) The Company shall have furnished or caused to be furnished to the Representatives at the Time of Delivery of the Securities a certificate or certificates of officers of the Company satisfactory to the Representatives as to the accuracy in all material respects of the representations and warranties of the Company herein at and as of such Time of Delivery, as to the performance by the Company of all of its obligations hereunder to be performed at or prior to such Time of Delivery, and as to the matters set forth in subsections (a) and (f) of this Section.

10. (a) The Company will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities to which such Underwriter may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus, the Prospectus or any amendment or supplement relating to such Securities or any Issuer Free Writing Prospectus, and provided, further, that the Company shall not be liable to any Underwriter under the indemnity agreement in this subsection (a) to the extent that (i) any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, any amendment or supplement thereto, or any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act, (ii) the Company has informed the Underwriters of such untrue statement or alleged untrue statement or omission or alleged omission in writing at least 24 hours prior to the Time of Sale, (iii) the Company has filed on Form 8-K an amended Preliminary Prospectus or Pricing Prospectus or Issuer Free Writing Prospectus with the Commission correcting such untrue statement or alleged untrue statement or omission or alleged omission prior to the Time of Sale, (iv) the Company has provided to the Underwriters an amended Preliminary Prospectus or Pricing Prospectus or Issuer Free Writing Prospectus correcting such untrue statement or alleged untrue statement or omission or alleged omission at least 24 hours prior to the Time of Sale and

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requested in writing that the Underwriters deliver such amended Preliminary Prospectus or Pricing Prospectus or Issuer Free Writing Prospectus to the persons to whom the Underwriters are selling the Securities, and (v) such loss, claim, damage or liability results from the fact that such Underwriter has sold Securities to a person to whom such Underwriter has failed to deliver such amended Preliminary Prospectus or Pricing Prospectus or Issuer Free Writing Prospectus.

(b) Each Underwriter will indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Prospectus, the Pricing Prospectus, the Registration Statement, the Prospectus as amended or supplemented, or any such amendment or supplement thereto, any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives expressly for use therein; and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred.

(c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party, and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. Notwithstanding the foregoing, in no event shall more than one such separate counsel in each jurisdiction where an action is commenced be retained for all indemnified parties together and neither the indemnified party nor the indemnifying party, in the instance where the indemnifying party has assumed the defense of the indemnified party, shall settle any action, proceeding or investigation with respect to the indemnified party without the written consent of the other, which consent shall not be unreasonably withheld.

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(d) If the indemnification provided for in this Section 10 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters of the Securities on the other hand from the offering of the Securities. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriters of the Securities on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and such Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from such offering (before deducting expenses) received by the Company to the total underwriting discounts and commissions received by such Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or such Underwriters on the other and the parties’ relative intent, prejudice resulting from any failure to give notice of any action under sub-section (c), knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the applicable Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The obligations of the Underwriters of Securities in this subsection (d) to contribute are several in proportion to their respective underwriting obligations with respect to such Securities and not joint.

(e) The obligations of the Company under this Section 10 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Securities Act; and the obligations of the Underwriters under this Section 10 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and manager of the Company and to each person, if any, who controls the Company within the meaning of the Securities Act.

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11. (a) If any Underwriter shall default in its obligation to purchase the Securities which it has agreed to purchase under this Agreement, the Representatives may in their discretion arrange for themselves or another party or other parties to purchase such Securities on the terms contained herein. If within thirty-six hours after such default by any Underwriter the Representatives do not arrange for the purchase of such Securities, then the Company shall be entitled to a further period of thirty-six hours within which to procure another party or other parties reasonably satisfactory to the Representatives to purchase such Securities on such terms. In the event that, within the respective prescribed period, the Representatives notify the Company that they have so arranged for the purchase of such Securities, or the Company notifies the Representatives that it has so arranged for the purchase of such Securities, the Representatives or the Company shall have the right to postpone the Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, each as amended or supplemented, or in any other documents or arrangements, and the Company agrees to file promptly any amendments or supplements to the Registration Statement or the Prospectus which in the opinion of the Representatives may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement.

(b) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the Representatives and the Company as provided in subsection (a) above, the aggregate principal amount of such Securities which remains unpurchased does not exceed one-eleventh of the aggregate principal amount of the Securities, then the Company shall have the right to require each non-defaulting Underwriter to purchase the principal amount of Securities which such Underwriter agreed to purchase under this Agreement and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the principal amount of Securities which such Underwriter agreed to purchase under this Agreement) of the Securities of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

(c) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the Representatives and the Company as provided in subsection (a) above, the aggregate principal amount of Securities which remains unpurchased exceeds one-eleventh of the aggregate principal amount of the Securities, as referred to in subsection (b) above, or if the Company shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Securities of a defaulting Underwriter or Underwriters, then this Agreement shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company, except for the expenses to be borne by the Company and the Underwriters as provided in Section 8 hereof and the indemnity and contribution agreements in Section 10 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

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12. The respective indemnities, agreements, representations, warranties and other statements of the Company and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company, or any officer or manager or controlling person of the Company, and shall survive delivery of and payment for the Securities.

13. This Agreement shall be subject to termination by the Representatives by notice to the Company if, on or after the Time of Sale, there shall have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange; (ii) a general moratorium on commercial banking activities in New York declared by either Federal or New York State authorities; or (iii) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war; if the effect of any such event specified in this clause (iii) in the reasonable judgment of the Representatives, makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities on the terms and in the manner contemplated by the Prospectus.

14. If this Agreement shall be terminated pursuant to Section 11 or Section 13 hereof, the Company shall not then be under any liability to any Underwriter with respect to the Securities covered by this Agreement except as provided in Section 8 and Section 10 hereof; but, if for any other reason Securities are not delivered by or on behalf of the Company as provided herein, the Company will reimburse the Underwriters through the Representatives for all reasonable out-of-pocket expenses approved in writing by the Representatives, including reasonable fees and disbursements of counsel, incurred by the Underwriters in making preparations for the purchase, sale and delivery of such Securities, but the Company shall then be under no further liability to any Underwriter with respect to such Securities except as provided in Section 8 and Section 10 hereof.

15. In all dealings hereunder, the Representatives shall act on behalf of each of such Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by such Representatives jointly or by such of the Representatives, if any, as may be designated for such purpose in this Agreement.

All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to the address of the Representatives as set forth in this Agreement; and if to the Company, shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement: Attention: Corporate Secretary; provided, however, that any notice to an Underwriter pursuant to Section 10(c) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its Underwriters’ Questionnaire or telex constituting such Questionnaire, which address will be supplied to the Company by the Representatives upon request. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

15

16. This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company and, to the extent provided in Section 10 and Section 12 hereof, the officers and managers of the Company and each person who controls the Company or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Securities from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

17. Time shall be of the essence of this Agreement. As used herein, “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.

18. The Company acknowledges and agrees that (i) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other, (ii) in connection therewith and with the process leading to such transaction, each Underwriter is acting solely as a principal and not the agent or fiduciary of the Company, (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) or any other obligation to the Company except the obligations expressly set forth in this Agreement and (iv) the Company has consulted its own legal and financial advisors to the extent it deemed appropriate. The Company agrees that it will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto, or the financial, tax or other related consequences of the transaction for the Company.

19. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriters, or any of them, with respect to the subject matter hereof.

20. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

21. This Agreement may be executed by any one or more of the parties hereto and thereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument.

16

Annex I

Form of Cravath, Swaine & Moore LLP Opinions

Annex I-A

Cravath, Swaine & Moore LLP Legal Opinion

[Letterhead of]

C R A V A T H ,    S W A I N E    &    M O O R E    L L P

[New York Office]

March 2, 2012

Burlington Northern Santa Fe, LLC

$625,000,000 Principal Amount of 3.05% Debentures due March 15, 2022

$625,000,000 Principal Amount of 4.40% Debentures due March 15, 2042

Ladies and Gentlemen:

We have acted as counsel for Burlington Northern Santa Fe, LLC, a Delaware limited liability company (the “Company”), in connection with the purchase by the several Underwriters (the “Underwriters”) listed in Schedule I to the Underwriting Agreement dated February 28, 2012 (the “Underwriting Agreement”), among the Company and J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC and Wells Fargo Securities, LLC, as Representatives of the Underwriters, from the Company of $625,000,000 principal amount of the Company’s 3.05% Debentures due March 15, 2022 (the “2022 Debentures”) and $625,000,000 principal amount of the Company’s 4.40% Debentures due March 15, 2042 (the “2042 Debentures” and, together with the 2022 Debentures, the “Securities”) to be issued pursuant to an indenture dated as of December 1, 1995, between the Company (as successor to Burlington Northern Santa Fe Corporation, a Delaware corporation (the “Predecessor”)) and The Bank of New York Mellon Trust Company, N.A., as successor Trustee (the “Trustee”), the Fifth Supplemental Indenture, dated as of February 11, 2010, among the Predecessor, R Acquisition Company, LLC, a Delaware limited liability company (subsequently renamed Burlington Northern Santa Fe, LLC), and the Trustee (the Indenture, as so supplemented, the “Base Indenture”) and the Tenth Supplemental Indenture, dated as of March 2, 2012, between the Company and the Trustee (the “Tenth Supplemental Indenture” and, together with the Base Indenture, the “Indenture”).

In that connection, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary or appropriate for the purposes of this opinion, including: (a) the Certificate of Formation of the Company (the “Certificate of Formation”); (b) the Amended and Restated Limited Liability Company Operating Agreement of the

Annex 1-A-1

Company dated as of February 12, 2010, as amended (the “LLC Operating Agreement”); (c) resolutions adopted by the Board of Directors of the Predecessor on October 19, 1995 and February 11, 2010; (d) resolutions adopted by the Board of Managers of R Acquisition Company, LLC on November 2, 2009; (e) resolutions adopted by the Board of Managers of the Company on March 1, 2011 and January 24, 2012, (f) the officers’ certificate of the Company delivered to the Trustee pursuant to Section 301 of the Base Indenture in connection with the Tenth Supplemental Indenture and the Securities; (g) the Registration Statement on Form S-3 (Registration No. 333-166755) filed with the Securities and Exchange Commission (the “Commission”) on May 12, 2010 (the “Registration Statement”), for registration under the Securities Act of 1933 (the “Securities Act”) of an indeterminate amount of debt securities of the Company, to be issued from time to time by the Company; (h) the related Prospectus dated May 12, 2010 (together with the documents incorporated therein by reference, the “Basic Prospectus”); (i) the Prospectus Supplement dated February 28, 2012, filed with the Commission pursuant to Rule 424(b) of the General Rules and Regulations under the Securities Act (together with the Basic Prospectus, the “Prospectus”); (j) the documents and other information described in Annex A to this letter (together, the “Specified Disclosure Package”); (k) the Underwriting Agreement; (l) the Base Indenture; (m) the Tenth Supplemental Indenture, and the forms of the Securities; and (n) the agreements specified on Annex B hereto (collectively, the “Specified Agreements”). We have also relied upon advice from the Commission that the Registration Statement initially became effective on May 12, 2010. We have relied, with respect to certain factual matters, on the representations and warranties of the Company and the Underwriters contained in the Underwriting Agreement, and have assumed compliance by each such party with the terms of the Underwriting Agreement. In particular, we have relied upon the Company’s representation that it has not been notified pursuant to Rule 401(g) of the Securities Act of any objection by the Commission to the use of the form on which the Registration Statement was filed.

Our identification of information as part of the Specified Disclosure Package has been at your request and with your approval. Such identification is for the limited purpose of making the statements set forth in this opinion regarding the Specified Disclosure Package and is not the expression of a view by us as to whether any such information has been or should have been conveyed to investors generally or to any particular investors at any particular time or in any particular manner.

Based on the foregoing and subject to the qualifications set forth herein, we are of opinion as follows:

1. Based solely on a certificate from the Secretary of State of the State of Delaware, the Company is a limited liability company validly existing and in good standing under the laws of the State of Delaware, with full limited liability company power and authority to own, lease and operate its properties and conduct its businesses as described in the Prospectus and the Specified Disclosure Package.

Annex 1-A-2

2. The Underwriting Agreement has been duly authorized, executed and delivered by the Company.

3. The Indenture has been duly authorized, executed and delivered by the Company, has been duly qualified under the Trust Indenture Act of 1939, and constitutes a legal, valid and binding obligation of the Company enforceable against it in accordance with its terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws affecting creditors’ rights generally from time to time in effect and to general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether considered in a proceeding in equity or at law); and the Securities have been duly authorized and executed by the Company and, when authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters pursuant to the Underwriting Agreement, will constitute legal, valid and binding obligations of the Company, entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws affecting creditors’ rights generally from time to time in effect and to general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether considered in a proceeding in equity or at law).

4. The Securities and the Indenture conform in all material respects to the respective descriptions thereof contained in the Prospectus and the Specified Disclosure Package and the statements made in the Prospectus and the Specified Disclosure Package under the caption “Material United States Federal Income Tax Consequences”, insofar as they purport to describe the material tax consequences of an investment in the Securities, fairly summarize the matters therein described.

5. No authorization, approval or other action by, and no notice to, consent of, order of, or filing with, any United States Federal, New York State or, to the extent required under the Limited Liability Company Act of the State of Delaware, Delaware governmental authority is required to be made or obtained by the Company for the consummation of the transactions contemplated by the Underwriting Agreement, other than (i) those that have been obtained or made under the Securities Act or the Trust Indenture Act, (ii) those that may be required under the Securities Act in connection with the use of any “free writing prospectus” not listed on Annex A hereto and (iii) those that may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters.

6. The issue and sale by the Company of the Securities, the consummation of the other transactions contemplated by the Underwriting Agreement and the performance by the Company of its obligations under the Underwriting Agreement (i) do not violate the Certificate of Formation or the LLC Operating Agreement, (ii) do not result in a breach of or constitute a default under the express terms and conditions of any Specified Agreement, and (iii) will not violate any law, rule or regulation of the United States of America, the State of New York or the Limited

Annex 1-A-3

Liability Company Act of the State of Delaware. Our opinion in clause (ii) of the preceding sentence relating to the Specified Agreements does not extend to compliance with any financial ratio or any limitation in any contractual restriction expressed as a dollar amount (or an amount expressed in another currency.) We note that certain of the Specified Agreements are governed by laws other than New York law; our opinions expressed herein are based solely upon our understanding of the plain language of such agreements, and we do not express any opinion with respect to the validity, binding nature or enforceability of any such agreement, and we do not assume any responsibility with respect to the effect on the opinions or statements set forth herein of any interpretation thereof inconsistent with such understanding.

7. The Registration Statement became effective under the Securities Act on May 12, 2010, and assuming prior payment by the Company of the pay-as-you-go registration fee for the offering of the Securities, upon filing of the Prospectus with the Commission the offering of the Securities as contemplated by the Prospectus became registered under the Securities Act; to our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Securities Act.

We express no opinion with respect to compliance with, or the application or effect of, Federal or state securities laws except to the extent set forth in paragraphs 3, 5 and 7 above.

We express no opinion with respect to compliance with, or the application or effect of, any laws or regulations relating to the ownership or operation of a railroad to which the Company or any of its subsidiaries is subject or the necessity of any authorization, approval or action by, or any notice to, consent of, order of, or filing with, any governmental authority, pursuant to any such laws or regulations.

We express no opinion herein as to any provision of the Indenture or the Securities that (a) relates to the subject matter jurisdiction of any Federal court of the United States of America, or any Federal appellate court, to adjudicate any controversy related to the Indenture or the Securities, (b) contains a waiver of an inconvenient forum or (c) relates to the waiver of rights to jury trial. We also express no opinion as to whether a state court outside the State of New York or a Federal court of the United States would give effect to the choice of New York law provided for in the Indenture or the Securities.

We understand that you are satisfying yourselves as to the status under Section 548 of the Bankruptcy Code and applicable state fraudulent conveyance laws of the obligations of the Company under the Indenture and the Securities, and we express no opinion thereon.

We are admitted to practice in the State of New York, and we express no opinion as to matters governed by any laws other than the laws of the State of New York, the Limited Liability Company Act of the State of Delaware and the Federal laws of the United States of America.

Annex 1-A-4

We are furnishing this opinion to you, as Representatives, solely for your benefit and the benefit of the several Underwriters. This opinion may not be relied upon by any other person (including by any person that acquires the Securities from the several Underwriters) or for any other purpose. It may not be used, circulated, quoted or otherwise referred to for any other purpose.

Very truly yours,

The several Underwriters listed in Schedule I to the

Underwriting Agreement dated February 28, 2012,

among the Company and J.P. Morgan Securities

LLC, Morgan Stanley & Co. LLC and Wells Fargo

Securities, LLC, as Representatives of the several

Underwriters

In care of

J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

Wells Fargo Securities, LLC

301 South College Street

Charlotte, North Carolina 28202

Annex 1-A-5

Annex A

Capitalized terms used in this Annex A have the meanings given to them in the letter to which this Annex A is attached.

1. Preliminary Prospectus Supplement dated February 28, 2012 (including the Basic Prospectus).

2. Final Term Sheet dated February 28, 2012.

Annex 1-A-6

Annex B

1. Replacement Capital Covenant, dated as of December 15, 2005, by BNSF in favor of and for the benefit of each Covered Debtholder (as defined therein).

2. Indenture, dated as of December 1, 1995 between BNSF and The First National Bank of Chicago, as Trustee.

3. Indenture, dated as of December 8, 2005, between BNSF and U.S. Bank Trust National Association as Trustee.

4. Guarantee Agreement between BNSF and U.S. Bank Trust National Association, as Guarantee Trustee, dated as of December 15, 2005.

5. First Supplemental Indenture, dated as of December 15, 2005, between BNSF and U.S. Bank Trust National Association, as Trustee.

6. Agreement as to Expenses and Liabilities, dated as of December 15, 2005, between BNSF and BNSF Funding Trust I.

7. First Supplemental Indenture, dated as of April 13, 2007, to Indenture, dated as of December 1, 1995, between Burlington Northern Santa Fe Corporation and Bank of New York Trust Company, N.A., as Trustee.

8. Second Supplemental Indenture, dated as of March 14, 2008, to Indenture, dated as of December 1, 1995, between Burlington Northern Santa Fe Corporation and Bank of New York Mellon Trust Company, N.A., as Trustee.

9. Third Supplemental Indenture, dated as of December 3, 2008, to Indenture, dated as of December 1, 1995, between Burlington Northern Santa Fe Corporation and Bank of New York Mellon Trust Company, N.A., as Trustee.

10. Fourth Supplemental Indenture, dated as of September 24, 2009, to Indenture dated as of December 1, 1995, between Burlington Northern Santa Fe Corporation and the Bank of New York Mellon Trust Company, N.A., as Trustee including the form of BNSF’s 4.700% Notes due October 1, 2021.

11. Fifth Supplemental Indenture, dated as of February 11, 2010, by and among Burlington Northern Santa Fe Corporation, R Acquisition Company, LLC and The Bank of New York Mellon Trust Company, N.A.

12. Second Supplemental Indenture, dated as of February 11, 2010, by and among Burlington Northern Santa Fe Corporation, R Acquisition Company, LLC and U.S. Bank Trust National Association.

13. Sixth Supplemental Indenture, dated as of May 17, 2010, by and among Burlington Northern Santa Fe, LLC and The Bank of New York Mellon Trust Company, N.A.

Annex 1-A-7

14. Seventh Supplemental Indenture, dated as of September 10, 2010, by and among Burlington Northern Santa Fe, LLC and The Bank of New York Mellon Trust Company, N.A.

15. Eighth Supplemental Indenture, dated as of May 19, 2011, by and among Burlington Northern Santa Fe, LLC and The Bank of New York Mellon Trust Company, N.A.

16. Ninth Supplemental Indenture, dated as of August 22, 2011, by and among Burlington Northern Santa Fe, LLC and The Bank of New York Mellon Trust Company, N.A.

Annex 1-A-8

Annex I-B

Cravath, Swaine & Moore LLP Disclosure Letter

[Letterhead of]

C R A V A T H ,    S W A I N E    &    M O O R E    L L P

[New York Office]

March 2, 2012

Burlington Northern Santa Fe, LLC

$625,000,000 Principal Amount of 3.05% Debentures due March 15, 2022

$625,000,000 Principal Amount of 4.40% Debentures due March 15, 2042

Ladies and Gentlemen:

We have acted as counsel for Burlington Northern Santa Fe, LLC, a Delaware limited liability company (the “Company”), in connection with the purchase by the several Underwriters (the “Underwriters”) listed in Schedule I to the Underwriting Agreement dated February 28, 2012 (the “Underwriting Agreement”), among the Company and J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC and Wells Fargo Securities, LLC, as Representatives of the Underwriters, from the Company of $625,000,000 principal amount of the Company’s 3.05% Debentures due March 15, 2022 (the “2022 Debentures”) and $625,000,000 principal amount of the Company’s 4.40% Debentures due March 15, 2042 (the “2042 Debentures” and, together with the 2022 Debentures, the “Securities”) to be issued pursuant to an indenture dated as of December 1, 1995, between the Company (as successor to Burlington Northern Santa Fe Corporation, a Delaware corporation (the “Predecessor”)) and The Bank of New York Mellon Trust Company, N.A., as successor Trustee (the “Trustee”), the Fifth Supplemental Indenture, dated as of February 11, 2010, among the Predecessor, R Acquisition Company, LLC, a Delaware limited liability company (subsequently renamed Burlington Northern Santa Fe, LLC), and the Trustee (the Indenture, as so supplemented, the “Base Indenture”) and the Tenth Supplemental Indenture, dated as of March 2, 2012, between the Company and the Trustee (the “Tenth Supplemental Indenture” and, together with the Base Indenture, the “Indenture”).

In that capacity, we participated in conferences with certain officers of, and with the accountants and counsel for, the Company concerning the preparation of the Prospectus Supplement dated February 28, 2012 (together with the related Basic Prospectus (as defined below), the “Prospectus”), relating to the Securities, filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) of the General Rules and Regulations under the Securities Act of 1933 (the “Securities Act”).

Annex I-B-1

The Prospectus was filed as part of the Registration Statement on Form S-3 (Registration No. 333-166755) filed with the Commission on May 12, 2010 for registration under the Securities Act of an indeterminate amount of debt securities to be issued from time to time by the Company (the “Registration Statement”), which Registration Statement includes a prospectus dated May 12, 2010 (together with the documents incorporated therein by reference, the “Basic Prospectus”), and we have assumed for purposes of this letter that the information in the Prospectus of the type referred to in Rule 430B(f)(1) of the General Rules and Regulations under the Securities Act was deemed to be part of and included in the Registration Statement pursuant thereto as of the Applicable Time (as defined below). The documents incorporated by reference in the Registration Statement, the Specified Disclosure Package (as defined below) and the Basic Prospectus were prepared and filed by the Company without our participation. For the purposes of this letter we have also reviewed the documents and other information described in Annex A to this letter (together, the “Specified Disclosure Package”). Our identification of information as part of the Specified Disclosure Package has been at your request and with your approval. Such identification is for the limited purpose of making the statements set forth in this letter and is not the expression of a view by us as to whether any such information has been or should have been conveyed to investors generally or to any particular investors at any particular time or in any particular manner.

Although we have made certain inquiries and investigations in connection with the preparation of the Registration Statement, the Specified Disclosure Package and the Prospectus, the limitations inherent in the role of outside counsel are such that we cannot and do not assume responsibility for the accuracy or completeness of the statements made in the Registration Statement, the Specified Disclosure Package and the Prospectus, except insofar as such statements relate to us and except to the extent set forth in paragraph (4) of our opinion to you dated the date hereof. Subject to the foregoing, we confirm to you, on the basis of information gained in the course of the performance of the services rendered above, that the Registration Statement, at the time it was last amended or deemed amended, and the Prospectus, as of the date hereof, appeared or appear on their face to be appropriately responsive in all material respects to the requirements of the Securities Act and the Trust Indenture Act of 1939 and the applicable rules and regulations thereunder, except that we do not express any view as to the financial statements and other information of an accounting or financial nature included therein and the Statement of Eligibility (Form T-1) included as an exhibit to the Registration Statement. Furthermore, subject to the foregoing, we hereby advise you that our work in connection with this matter did not disclose any information that gave us reason to believe that: (i) the Registration Statement, at February 28, 2012, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Prospectus, as of its date or at the date hereof, included or includes, an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (iii) the Specified Disclosure Package, considered together as of 4:00 p.m., New York City time, on February 28, 2012 (the “Applicable Time”), included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that, in each case, we do not express any view as to the financial statements and other information of an accounting or financial nature included therein.

Annex I-B-2

We are furnishing this letter to you, as representatives of the several Underwriters, solely for the benefit of the several Underwriters in order to assist the several Underwriters in establishing appropriate defenses under applicable securities laws. This letter may not be relied upon by any other person (including by any person that acquires the Securities from the several Underwriters) or for any other purpose. It may not be used, circulated, quoted or otherwise referred to for any other purpose.

Very truly yours,

The several Underwriters listed in Schedule I to the

Underwriting Agreement dated February 28, 2012,

among the Company and J.P. Morgan Securities

LLC, Morgan Stanley & Co. LLC and Wells Fargo

Securities, LLC, as Representatives of the several

Underwriters

In care of

J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

Wells Fargo Securities, LLC

301 South College Street

Charlotte, North Carolina 28202

Annex I-B-3

Specified Disclosure Package

Capitalized terms used in this Annex A have the meanings given to them in the letter to which this Annex A is attached.

1.	Preliminary Prospectus Supplement dated February 28, 2012 (including the Basic Prospectus).

2.	Final Term Sheet dated February 28, 2012.

Annex I-B-4

Annex II

Form of Carter Opinion

[Burlington Northern Santa Fe Letterhead]

March 2, 2012

J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

Wells Fargo Securities, LLC

301 South College Street

Charlotte, North Carolina 28202

As Representatives of the several Underwriters

Ladies and Gentlemen:

This opinion is being rendered to you by me, as counsel to Burlington Northern Santa Fe, LLC, a Delaware limited liability company (the “Company”), pursuant to Section 9(d) of the Underwriting Agreement, dated February 28, 2012 (the “Underwriting Agreement”), between the Company and J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC and Wells Fargo Securities, LLC, as representatives of the several underwriters listed therein (the “Underwriters”), relating to the purchase by the Underwriters from the Company of $625,000,000 aggregate principal amount of the Company’s 3.05% Debentures due March 15, 2022 (the “2022 Debentures”) and $625,000,000 aggregate principal amount of the Company’s 4.40% Debentures due March 15, 2042 (the “2042 Debentures” and, together with the 2022 Debentures, the “Securities”). Capitalized terms used herein and not defined shall have the respective meanings assigned such terms in the Underwriting Agreement.

In rendering the opinions set forth below, I have examined originals or copies identified to my satisfaction of (i) the Underwriting Agreement; (ii) the registration statement (File No. 333-166755) (the “Registration Statement”); (iii) the Pricing Prospectus as amended or supplemented; (iv) the Prospectus, as amended or supplemented; (v) the Indenture, as supplemented by the Fifth Supplemental Indenture, dated as of February 11, 2010, among Burlington Northern Santa Fe Corporation, R Acquisition Company, LLC and The Bank of New York Mellon Trust Company, N.A., as successor Trustee, (the “Trustee”), and the Tenth Supplemental Indenture, dated as of March 2, 2012, between the Company (as successor in interest to Burlington Northern Santa Fe Corporation) and the Trustee (as supplemented, the “Indenture”); (vi) the form of the Securities; and (vii) an officers’ certificate establishing the terms of the Securities pursuant to the Indenture.

Annex II-1

Based upon and subject to the foregoing, I am of the opinion that:

1. The Company has an authorized capitalization as set forth in the Pricing Prospectus and the Prospectus, and all of the membership interests in the Company have been duly authorized and validly issued and are fully paid and non-assessable;

2. The Company has been duly qualified as a foreign limited liability company for the transaction of business and is in good standing in each jurisdiction in which the conduct of its business or the ownership or leasing of its property requires such qualification, except where the failure to qualify would not in the aggregate have a material adverse effect upon the Company and its subsidiaries taken as a whole;

3. BNSF Railway Company (“BNSF Railway”), a subsidiary of the Company, has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware; and all of the issued shares of capital stock of BNSF Railway have been duly and validly authorized and issued, are fully paid and non-assessable, and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims;

4. To my knowledge and other than as set forth in the Pricing Prospectus and the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which the Company has reasonable cause to believe will individually or in the aggregate have a material adverse effect on the financial position, members’ equity or results of operations of the Company and its subsidiaries, taken as a whole; and, to my knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

5. Assuming due authorization and execution by the Trustee, the issuance and sale of the Securities and the compliance by the Company with all of the provisions of the Underwriting Agreement and the consummation of the transactions contemplated therein will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument known to me to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject (other than the Specified Agreements, as defined in the opinion delivered to the Underwriters by Cravath, Swaine & Moore LLP on the date hereof), the effects of which would, in the aggregate, be materially adverse to the Company and its subsidiaries taken as a whole; and

6. The documents incorporated by reference in the Pricing Prospectus and the Prospectus (other than the financial statements, schedules and other financial data therein, as to which I need express no opinion or belief), when they became effective or were filed with the Commission, as the case may be, appear to have complied as to form in all material respects with the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulation of the Commission thereunder.

Annex II-2

In addition, I do not know of any amendment to the Registration Statement required to be filed or of any contracts or other documents of a character required to be filed as an exhibit to the Registration Statement or required to be incorporated by reference into the Prospectus or required to be described in the Registration Statement, the Pricing Prospectus or the Prospectus which are not filed or incorporated by reference or described as required.

In addition, I or my staff has, from time to time, reviewed certain documents incorporated by reference in the Pricing Prospectus and the Prospectus and engaged in discussions with officers of the Company regarding those documents. However, except as specifically noted above, I am not passing upon and assume no responsibility for the accuracy, completeness or fairness of the statements contained in those documents incorporated by reference in the Pricing Prospectus and the Prospectus, nor do I make any representation that I have independently verified or checked the accuracy, completeness or fairness of such statements. Notwithstanding the foregoing, no facts came to my attention that caused me to believe that any of such documents (other than the financial statements, schedules and other financial data therein, as to which I express no belief) contained an untrue statement of a material fact, or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made when such documents were so filed, not misleading.

I am an employee of BNSF Railway and in that capacity serve as Associate General Counsel and Chief Compliance Officer of BNSF Railway. I am executing and delivering this opinion only in such capacity, and I shall not have personal liability for the opinions expressed herein.

This opinion is limited to the Federal laws of the United States and the laws of the State of Texas, and I express no opinion as to the laws of any other jurisdiction.

This opinion is being furnished only to you, is solely for your benefit, and is not to be used, quoted, circulated, relied upon or otherwise referred to by any other person (including any person purchasing any of the Securities from you) or for any other purpose without my prior written consent.

Very truly yours,

Annex II-3

Annex III

Comfort Letter of

Independent Registered Public Accounting Firm

Annex-III